Exhibit 99.1

Pelthos Therapeutics Secures Up to $50 Million Senior Secured Term Loan Facility from Horizon Technology Finance

The minimally dilutive funding will accelerate Pelthos’ highly successful commercialization efforts for its lead product, ZELSUVMI™ (berdazimer) topical gel,
10.3% for the treatment of molluscum contagiosum, two newly acquired FDA approved cutaneous infectious disease products and for working capital and general corporate purposes

DURHAM, N.C., January 13, 2026 — Pelthos Therapeutics Inc. (NYSE American: PTHS), a biopharmaceutical company committed to commercializing innovative therapeutic products for unmet patient needs (“Pelthos”), today announced it has secured financing from Horizon Technology Finance Corporation (“Horizon”) (NASDAQ: HRZN), an affiliate of Monroe Capital, with an initial funding of $30 million, and up to $20 million to support future growth.

“We believe this transaction with Horizon gives Pelthos the flexibility and resources to accelerate the commercialization of our cutaneous infectious disease product portfolio, strengthens our balance sheet, and most importantly, brings ZELSUVMI, the first and only FDA approved treatment for molluscum for use at home and on the go to doctors, individuals, and families struggling with such a persistent and difficult to treat infection. We will continue to execute on our corporate strategy, which focuses on providing innovative treatment options for patients in need, particularly children and families struggling with highly communicable infections,” said Scott Plesha, CEO of Pelthos.

“We are pleased to partner with Scott and the strong Pelthos management team as they advance important therapies for underserved cutaneous indications. We believe the Pelthos team brings the experience, expertise and commitment needed to deliver meaningful results across a portfolio addressing significant unmet needs. We look forward to supporting their continued growth as they expand access to innovative dermatologic treatments,” said Paul Seitz, Chief Investment Officer of Horizon.

Horizon funded $30 million at closing, with up to an additional $20 million available upon achieving certain milestones. The rate is Prime plus 3.75%, currently 10.50%, paid only on drawn capital. The term is sixty months with amortization beginning at month thirty-six with the ability to begin in month 48, if certain milestones are met and interest only until amortization commences. In connection with the financing, Pelthos issued Horizon warrants to purchase 65,488 shares of its common stock, par value $0.0001 per share, at an exercise price of $27.49 per share. Proceeds from the financing will be used to support the commercialization of ZELSUVMI™, launch Xepi® and Xeglyze®, and for working capital and general corporate purposes.

Other than the limited number of shares of common stock issuable upon exercise of the warrants issued in connection with the facility, the capital raised is non-dilutive to existing shareholders of the Company.

“We want to thank Horizon for their commitment to Pelthos, their professionalism and the depth of their work to complete this transaction. Our experience with ZELSUVMI is that the more that investors understand the burden of this pox virus, and the unique features and benefits of ZELSUVMI, the more excited they become about this opportunity. Importantly, we believe this credit facility demonstrates our intent to manage our equity capitalization efficiently, without compromising the launch of our first three products,” said Frank Knuettel II, CFO of Pelthos.

As of September 30, 2025, Pelthos had cash, cash equivalents, and investments of $14.2 million, which was augmented with the issuance on November 6, 2025 of $18.0 million in convertible notes.

Oppenheimer & Co. served as financial advisor and Morgan, Lewis & Bockius LLP and Sullivan & Worcester LLP acted as legal advisors to Pelthos. Holland & Knight LLP served as legal advisor to Horizon.

About Horizon Technology Finance

Horizon Technology Finance Corporation (NASDAQ: HRZN), externally managed by Horizon Technology Finance Management LLC, an affiliate of Monroe Capital, is a leading specialty finance company that provides capital in the form of secured loans to venture capital and private equity-backed companies and publicly traded companies in the technology, life science, healthcare information and services, and sustainability industries. The investment objective of Horizon is to maximize its investment portfolio’s return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Horizon is headquartered in Farmington, Connecticut, with a regional office in Pleasanton, California, and investment professionals located throughout the U.S. Monroe Capital is a premier asset management firm specializing in private credit markets across various strategies, including direct lending, technology finance, venture debt, opportunistic, structured credit, real estate and equity. To learn more, please visit horizontechfinance.com.

About Pelthos Therapeutics

Pelthos Therapeutics is a biopharmaceutical company committed to commercializing innovative, safe, and efficacious therapeutic products to help patients with unmet treatment burdens. The company’s lead product ZELSUVMI™ (berdazimer) topical gel, 10.3%, for the treatment of Molluscum contagiosum, was approved by the U.S. Food and Drug Administration in 2024. More information is available at www.pelthos.com. Follow Pelthos on LinkedIn and X.

Forward-Looking Statements

This press release contains forward-looking statements, as defined in Section 21E of the Securities Exchange Act of 1934, regarding Pelthos’ current expectations. All statements, other than statements of historical fact, could be deemed to be forward-looking statements. In some instances, words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our good faith beliefs (or those of the indicated third parties) and speak only as of the date hereof. These forward-looking statements include, without limitation, references to our expectations regarding (i) our belief that the credit facility will give the Company the flexibility and resources to accelerate the commercialization of the Company’s cutaneous infectious disease product portfolio, strengthen the Company’s balance sheet and make ZELSUVMI more accessible to doctors, individuals and families struggling with molluscum, (ii) the Company’s plans and timelines with respect to executing on its corporate strategy, (iii) the Company’s intended use of proceeds from the credit facility, (iv) our belief that the credit facility demonstrates the Company’s intent to manage its equity capitalization efficiently without compromising the launch of its first three products, and (v) the Company’s future opportunities, strategy and plans in the market. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ materially from those set forth in such forward-looking statements include, but are not limited to, risks and uncertainties related to there being no guarantee that the trading price of the combined company’s Common Stock will be indicative of the combined company’s value or that the combined company’s Common Stock will become an attractive investment in the future; we may rely on collaborative partners for milestone payments, royalties, materials revenue, contract payments and other revenue projections and may not receive expected revenue; we and our partners may not be able to timely or successfully advance any product(s) in our internal or partnered pipeline or receive regulatory approval and there may not be a market for the product(s) even if successfully developed and approved; and changes in general economic conditions, including as a result of war, conflict, epidemic diseases, the implementation of tariffs, and ongoing or future litigation could expose us to significant liabilities and have a material adverse effect on us. These and other risks and uncertainties are described more fully in our filings with the U.S. Securities and Exchange Commission. The information in this press release is provided only as of the date of this press release, and we undertake no obligation to update any forward-looking statements contained in this press release based on new information, future events, or otherwise, except as required by law.

Contacts

Investors:
LifeSci Advisors, LLC
Mike Moyer, Managing Director
mmoyer@lifesciadvisors.com

Media:
KWM Communications
Kellie Walsh
pelthos@kwmcommunications.com
(914) 315-6072

Horizon Investor Relations:

ICR

Garrett Edson

ir@horizontechfinance.com

(860) 284-6450

Horizon Media Relations:

ICR

Chris Gillick

HorizonPR@icrinc.com

(646) 677-1819